EXHIBIT 3.2


                           CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION
                                    BY-LAWS


ARTICLE I

Meetings of Shareholders

Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association, or such other place as the board may designate, at noon, on April 1st of each year, or if that date falls on a legal holiday in the State in which the Association is located, on the next following banking day. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the Association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board, or, if the directors fail to fix the date, by shareholders representing two thirds of the shares issued and outstanding.

Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by a majority of the board of directors or by any one or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Association or by the Chairperson of the board of directors or the President. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Association a notice stating the purpose of the meeting.

Section 1.3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)      The name and address of each proposed nominee.

(2)      The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

(4)      The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the Association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 10.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section 10.2. Any action required or permitted to be taken by the shareholders may be taken without a meeting by unanimous written consent of the shareholders to a resolution authorizing the action. The resolution and the written consent shall be filed with the minutes of the proceedings of the shareholders.

ARTICLE II

Directors

Section 2.1. Board of Directors. The board of directors ("board") shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the board.

Section 2.2. Number. The board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof; provided, however,


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that a majority of the full board may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where such number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where such number was 16 or more, but in no event shall the number of directors exceed 25.

Section 2.3. Organization Meeting. The Secretary shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association to organize the new board and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4. Regular Meetings. The time and location of regular meetings of the board shall be set by the board. Such meetings may be held without notice. Any business may be transacted at any regular meeting. The board may adopt any procedures for the notice and conduct of any meetings as are not prohibited by law.

Section 2.5. Special Meetings. Special meetings of the board may be called at the request of the Chairperson of the board, the President, or three or more directors. Each member of the board shall be given notice stating the time and place, by telegram, telephone, letter or in person, of each such special meeting at least one day prior to such meeting. Any business may be transacted at any special meeting.

Section 2.6. Action by the Board. Except as otherwise provided by law, corporate action to be taken by the board shall mean such action at a meeting of the board. Any action required or permitted to be taken by the board or any committee of the board may be taken without a meeting if all members of the board or the committee consent in writing to a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the board or committee. Any one or more members of the board or any committee may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in " person at such meeting.

Section 2.7. Waiver of Notice. Notice of a special meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

Section 2.8. Quorum and Manner of Acting. Except as otherwise required by law, the Articles of Association or these by-laws, a majority of the directors shall constitute a quorum for the transaction of any business at any meeting of the board and the act of a majority of the directors present and voting at a meeting at which a quorum is present shall be the act of the board. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present and no


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notice of any adjourned meeting need be given. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.9. Vacancies. In the event a majority of the full board increases the number of directors to a number which exceeds the number of directors last elected by shareholders, as permitted by Section 2.2, directors may be appointed to fill the resulting vacancies by vote of such majority of the full board. In the event of a vacancy in the board for any other cause, a director may be appointed to fill such vacancy by vote of majority of the remaining directors then in office.

Section 2.10. Removal of Directors. The vacancy created by the removal of a director pursuant to this Section may be filled by the board in accordance with
Section 2.9 of these by-laws or by the shareholders.

ARTICLE III

Committees

Section 3.1. Executive Committee. There may be an executive committee consisting of the Chairperson of the board and not less than two other directors appointed by the board annually or more often. Subject to the limitations in Section 3.5(g) of these by-laws, the executive committee shall have the maximum authority permitted by law.

Section 3.2. Audit Committee. There may be an audit committee composed of not less than two directors, exclusive of any active officers, appointed by the board annually or more often, whose duty it shall be to make an examination at least once during each calendar year and within fifteen months of the last examination into the affairs of the Association, or cause continuous suitable examinations to be made, by auditors responsible only to the board, and to report the results of any such examinations in writing to the board from time to time. Such examinations shall include audits of the fiduciary business of the Association as may be required by law or regulation.

Section 3.3. Trust Committee. There may be a trust committee consisting of at least two directors, as appointed by the board, who shall serve on the trust committee at the pleasure of the board. The trust committee shall have power to review the general conduct of the fiduciary business of the Association and to pass upon all such matters relating to the conduct of the fiduciary business of the Association as may be submitted to the trust committee and shall, from time to time, exercise such other powers as may be assigned to it by the board.

Section 3.4. Other Committees. The board may appoint, from time to time, other committees of one or more persons, for such purposes and with such powers as the board may determine.

Section 3.5.      General.

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(a) Each committee shall elect a Chairperson from among the members thereof and shall also designate a Secretary of the committee, who shall keep a record of its proceedings.

(b) Vacancies occurring from time to time in the membership of any committee shall be filled by the board for the unexpired term of the member whose departure causes such vacancy. The board may designate one or more alternate members of any committee, who may replace any absent member or members at any meeting of such committee.

(c) Each committee shall adopt its own rules of procedure and shall meet at such stated times as it may, by resolution, appoint. It shall also meet whenever called together by its Chairperson or the Chairperson of the board.

(d) No notice of regular meetings of any committee need be given. Notice of every special meeting shall be given either by mailing such notice to each member of such committee at his or her address, as the same appears in the records of the Association, at least two days before the day of such meeting, or by notifying each member on or before the day of such meeting by telephone or by personal notice, or by leaving a written notice at his or her residence or place of business on or before the day of such meeting. Waiver of notice in writing of any meeting, whether prior or subsequent to such meeting, or attendance at such meeting, shall be equivalent to notice of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

(e) All committees shall, with respect to all matters, be subject to the authority and direction of the board and shall report to it when required.

(f) Unless otherwise required by law, the Articles of Association or these by-laws, a quorum at any meeting of any committee shall be one-third of the full membership and the act of a majority of members present and voting at a meeting at which a quorum is present shall be the act of the committee.

(g) No committee shall have authority to take any action which is expressly required by law or regulation to be taken at a meeting of the board or by a specified proportion of directors.

ARTICLE IV

Officers and Employees

Section 4.1. Chairperson of the Board. The board shall appoint one of its members to be the Chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board. The Chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these by-laws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board.

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Section 4.2. President. The board shall appoint one of its members to be the
President of the Association. In the absence of the Chairperson, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of President, or imposed by these by-laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board.

Section 4.3. Vice President. The board may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the board:

Section 4.4. Secretary. The board shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these by-laws; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time, by the board.

Section 4.5. Other Officers. The board may appoint one or more Assistant Vice Presidents, one or more Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of branches and such other officers and attorneys in fact as from time to time may appear to the board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board, the Chairperson of the board, or the President. The board may authorize an officer to appoint one or more officers or assistant officers.

Section 4.6. Tenure and Compensation. The Chairperson of the board and the President shall be appointed by the board to hold office until the next annual organization meeting of the board and until their successors are appointed and qualified. The term of office of all other officers shall be at the pleasure of the board. The compensation of all officers shall be fixed by resolution of the board, except that the board may authorize the Chairperson of the board and the President each to fix and to delegate to such other officers as the board may designate authority to fix any compensation of any person in any official position level not above a level specified by the board. Any officer may be dismissed at the pleasure of the board.

Section 4.7. Resignation. An officer may resign at any time by delivering notice to the Association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

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ARTICLE V

Fiduciary Activities

Section 5.1. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under applicable law.

ARTICLE VI

Stock and Stock Certificates

Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which maybe engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the board for that purpose, to be known as an authorized officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Association with the same effect as if such officer had not ceased to be such at the time of its issue. The corporate seal may be a facsimile, engraved or printed.

ARTICLE VII

Corporate Seal

The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form: A circle, with the words "Chase Manhattan Bank USA, National Association" within such circle.

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ARTICLE VIII

Miscellaneous Provisions

Section 8.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairperson of the board, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with exercise of fiduciary powers of the Association, by any of those officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the board may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these by-laws.

Section 8.3. Records. The Articles of Association, the by-laws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other officer appointed to act as Secretary of the meeting.

Section 8.4. Corporate Governance Procedures. To the extent not inconsistent with applicable Federal banking law, bank safety and soundness or these by-laws, the corporate governance procedures found in the Delaware General Corporation Law shall be followed by the Association.

ARTICLE IX

 Indemnification

Section 9.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may here-after be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnifi-cation rights than such law permitted the Association to provide prior to such


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amendment), against all expense, liability and loss (including attorneys'
fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.3 of these by-laws with respect to proceedings to enforce rights to indemnification, the Association shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board.

Section 9.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 9.1 of these by-laws shall include the right to be paid by the Association the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Association of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 9.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 9.1 and 9.2 of these by-laws shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Section 9.3. Right of Indemnitee to Bring Suit. If a claim under Section 9.1 or
9.2 of these by-laws is not paid in full by the Association within sixty (60) days after a written claim has been received by the Association, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (1) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the Association shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Association (including the board, the Association's independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Association (including the board, the Association's independent legal counsel, or its shareholders) that the indemnitee has not


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met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Association to recover an advancement of expenses pursuant to the terms-of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Association.

Section 9.4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Association's Articles of Association, by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 9.5. Insurance. The Association may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 9.6. Indemnification of Employees and Agents of the Association. The Association may, to the extent authorized from time to time by the board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Association to the fullest extent of the provisions of this
Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Association.

ARTICLE X

By-laws

Section 10.1. Inspection. A copy of the by-laws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

Section 10.2. Amendments. The by-laws may be amended, altered or repealed, at any regular meeting of the board, by a vote of a majority of the total number of the directors except as provided below. The Association's shareholders may amend or repeal the by-laws even though the by-laws also may be amended or repealed by its board.


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